Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September [●], 2025, between Brera Holdings PLC, a public limited company incorporated in Ireland (the “Company”), and the undersigned (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase by way of subscription (and the term purchase shall be construed herein accordingly as the context so requires) from the Company, securities of the Company, as more fully described in this Agreement (the “Offering”);

WHEREAS, contemporaneously with the sale of the securities hereunder, the parties hereto (the “Parties”) will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Shares (as hereinafter defined), the Warrants (as hereinafter defined), the Warrant Shares (as hereinafter defined), the Strategic Advisor Warrants (as hereinafter defined) and the Strategic Advisor Warrant Shares (as hereinafter defined) under the Securities Act, and the rules and regulations promulgated thereunder; and

WHEREAS, Cantor Fitzgerald & Co. (the “Placement Agent”), a U.S.-registered broker-dealer, has been engaged as the exclusive capital markets advisor and sole placement agent for the Offering.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“BSA/PATRIOT Act” shall have the meaning ascribed to such term in Section 3.2(h).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Class A Ordinary Shares” means the Class A ordinary shares of the Company, nominal value US$0.05 per share, and any other class of securities into which such securities may hereafter be reclassified or changed (other than the Class B Ordinary Shares).

“Class B Ordinary Shares” means the Class B ordinary shares of the Company, nominal value US$0.05 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Class B Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Class B Ordinary Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Class B Ordinary Shares.

“Class B Securities Purchase Agreement” means the Securities Purchase Agreement dated the date hereof among the Company and the investors thereto, pursuant to which the investors will purchase 400,000 shares of Class B Ordinary Shares in exchange for the cancellation of $2.7 million in notes.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount, and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Warrants” means, collectively, the Class B Ordinary Share purchase warrants delivered to the Purchaser at the Closing, which Common Warrants shall be exercisable immediately upon issuance at Closing and shall expire upon the earlier of (i) 36 months after the Closing Date, or (ii) when exercised in full, in the form of Exhibit B attached hereto.

“Common Warrant Shares” means the Class B Ordinary Shares issuable upon exercise of the Common Warrants.

“Company Irish Counsel” means William Fry LLP.

“Company US Counsel” means Sichenzia Ross Ference Carmel LLP.

“Concurrent Transaction Agreements” means (i) the Class B Securities Purchase Agreement, (ii) the Redemption Agreement, (iii) the DM Call Option Assignment Agreement, (iv) the Investor Group Call Option Assignment Agreement, (v) the DM Warrant Purchase Agreement, (vi) the Investor Group Warrant Purchase Agreement, (vii) the Investor Group Registration Rights Agreement, (viii) the DM Registration Rights Agreement 1 and (ix) the DM Registration Rights Agreement 2.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent.

“DM Call Option Assignment Agreement” means the Assignment Agreement dated the date hereof between the Company and Pinehurst Partners LLC.

“DM Registration Rights Agreement 1” means the Registration Rights Agreement dated the date hereof among the Company, Daniel J. McClory and Pinehurst Partners LLC.

“DM Registration Rights Agreement 2” means the Registration Rights Agreement dated the date hereof between the Company and Pinehurst Partners LLC.

“DM Warrant Purchase Agreement” means the Warrant Purchase Agreement dated the date hereof between the Company and Daniel J. McClory.

“Effective Date” means the earliest of the date that (a) the initial Registration Statement registering for resale all Shares, Warrants and Warrant Shares has been declared effective by the Commission, (b) all of the Shares, Warrants and Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information requirement of Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that a holder of Shares, Warrants or Warrant Shares is not an Affiliate of the Company, or (d) all of the Shares, Warrants and Warrant Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions.

“ERISA” shall have the meaning ascribed to such term in Section 3.2(j).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance (a) of Class B Ordinary Shares or options to employees, officers, directors or consultants of the Company pursuant to any share or option plan or arrangement duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered or to be rendered to the Company, (b) of Class B Ordinary Shares upon the exercise or exchange or conversion of any Securities issued hereunder and/or securities (including options, rights or warrants) exercisable or exchangeable for or convertible into Class B Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits or combinations) or to extend the term of such securities; (c) of the Strategic Advisor Warrants, and the Strategic Advisor Warrant Shares; (d) of Class B Ordinary Shares or pre-funded warrants in a private placement or other transaction with fundamental or technical institutional investors at a price per share or pre-funded warrant greater than the Per Share Purchase Price or Per Pre-Funded Warrant Purchase Price, as applicable; (e) of securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.12(a) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its Subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (f) of any Class B Ordinary Shares issued pursuant to an at-the-market sales agreement entered into by the Company, the Placement Agent and any sales agents designated by the Company provided that any such sales are at a price per share greater than the Per Share Purchase Price; (g) of any Class B Ordinary Shares or Class B Ordinary Share Equivalents issued pursuant to the Concurrent Transaction Agreements; and (h) of any Class B Ordinary Shares issued pursuant to the exercise or conversion of the Class B Ordinary Share Equivalents issued pursuant to the Concurrent Transaction Agreements or pursuant to the conversion of Class A Ordinary Shares.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“IFRS” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(cc).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Investor Group Call Option Assignment Agreement” means the Assignment Agreement dated the date hereof between the Company and the investors listed as signatories thereto.

“Investor Group Registration Rights Agreement” means the Registration Rights Agreement dated the date hereof between the Company and the investors listed as signatories thereto.

“Investor Group Warrant Purchase Agreement” means the Warrant Purchase Agreement dated the date hereof between the Company and the investors listed as signatories thereto.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(rr).

“Net Proceeds” shall have the meaning ascribed to such term in Section 4.7.

“Non-Cash Amount” shall have the meaning ascribed to such term in Section 2.1(a).

“non-U.S. shell bank” shall have the meaning ascribed to such term in Section 3.2(h).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(oo).

“Per Pre-Funded Warrant Purchase Price” means the Per Share Purchase Price minus US$0.05.

“Per Share Purchase Price” equals US$4.50, subject to any adjustments for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Class B Ordinary Shares that occur after the date of this Agreement and prior to the Closing Date.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” shall have the meaning ascribed to such term in the recitals.

“Pre-Funded Warrants” means, collectively, the pre-funded Class B Ordinary Share purchase warrants delivered to the Purchaser at the Closing in accordance with Section 2.2(a) hereof, which Pre-Funded Warrants shall be exercisable immediately and shall expire when exercised in full, in the form of Exhibit C attached hereto.

“Pre-Funded Warrant Shares” means the Class B Ordinary Shares issuable upon exercise of the Pre-Funded Warrants.

“Plan” shall have the meaning ascribed to such term in Section 3.2(j).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prohibited Investor” shall have the meaning ascribed to such term in Section 3.2(h).

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.2(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.2(b).

“Purchaser Digital Wallet” shall have the meaning ascribed to such term in Section 3.2(k).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Redemption Agreement” means the Share Redemption Agreement dated the date hereof among the Company, Pinehurst Partners LLC and Brea Holdings LLC.

“Registration Rights Agreement” shall have the meaning ascribed to such term in the recitals.

“Registration Statement” means each resale registration statement meeting the requirements of the Registration Rights Agreement and covering the resale by the Purchaser of the Shares, the Warrants, the Pre-Funded Warrant Shares and the Common Warrant Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanctions” shall have the meaning ascribed to such term in Section 3.2(h).

“Sanctions Lists” shall have the meaning ascribed to such term in Section 3.2(h).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Strategic Advisor Warrants, the Strategic Advisor Warrant Shares, the Common Warrants and the Common Warrant Shares.

“Shareholder Approval” shall have the meaning ascribed to such term in Section 2.3(a)(iii).

“Shares” means the Class B Ordinary Shares issued or issuable to the Purchaser pursuant to this Agreement, but excluding the Warrant Shares.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Class B Ordinary Shares).

“SOL” means the native cryptocurrency of Solana, a blockchain ecosystem.

“Strategic Advisors” means each of the parties that are signatory to the Strategic Advisor Agreement, or the respective affiliates or designees thereof.

“Strategic Advisor Agreement” means the Strategic Advisor Agreement, by and among the Company and the Strategic Advisors to be executed on or prior to the Closing Date.

“Strategic Advisor Warrants” means the warrants to purchase Class B Ordinary Shares, to be issued pursuant to the terms of the Strategic Advisor Agreement.

“Strategic Advisor Warrant Shares” means the Class B Ordinary Shares issuable upon exercise of the Strategic Advisor Warrants.

“Stock Exchange” means the Nasdaq Capital Market, where the Class B Ordinary Shares are listed for trading.

“Subscription Amount” means, as to the Purchaser, the aggregate amount to be paid for Shares (and/or Pre-Funded Warrants in lieu of Shares) purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in cash, USDC, USDT or SOL (or a combination thereof) (minus, if applicable, the Purchaser’s aggregate exercise price of the Pre-Funded Warrants, which amounts shall be paid as and when such Pre-Funded Warrants are exercised for cash).

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Class B Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Pre-Funded Warrants, the Common Warrants and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transaction Parties” shall have the meaning ascribed to such term in Section 3.2(j).

“Transfer Agent” means Equiniti Trust Company, LLC, and any successor transfer agent of the Company.

“USDC” means USD Coin, the stablecoin pegged to the value of the U.S. dollar.

“USDT” means Tether, the stablecoin pegged to the value of the U.S. dollar.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class B Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Class B Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Class B Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the Class B Ordinary Shares are not then listed or quoted for trading on a Trading Market and if the Class B Ordinary Shares are then listed or quoted for trading on OTCQB or OTCQX, the volume weighted average price of the Class B Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Class B Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class B Ordinary Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class B Ordinary Shares so reported, or (d) in all other cases, the fair market value of a Class B Ordinary Share as determined by an independent appraiser selected in good faith by the Purchaser of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means the Pre-Funded Warrants and the Common Warrants.

“Warrant Shares” means the Pre-Funded Warrant Shares and the Common Warrant Shares.

ARTICLE II
PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser, severally and not jointly with the other Purchasers, agree to purchase, the number of Class B Ordinary Shares (and/or Pre-Funded Warrants in lieu thereof) and Common Warrants set forth under the heading “Subscription Amount” on the Purchaser’s signature page hereto at the Per Share Purchase Price (or Per Pre-Funded Warrant Purchase Price, as applicable). Notwithstanding anything herein to the contrary, to the extent that the Purchaser determines, in its sole discretion, that the Purchaser’s Subscription Amount (together with the Purchaser’s Affiliates and any Person acting as a group together with the Purchaser or any of the Purchaser’s Affiliates) would cause the Purchaser’s beneficial ownership of the Class B Ordinary Shares to exceed the Beneficial Ownership Limitation, or as the Purchaser may otherwise choose, the Purchaser may elect to purchase Pre-Funded Warrants in lieu of the Shares as determined pursuant to Section 2.2. The “Beneficial Ownership Limitation” shall be 4.99% (or, at the election of the Purchaser at Closing, 9.99%) of the number of Class B Ordinary Shares outstanding immediately after giving effect to the issuance of the Securities on the Closing Date. In no event may the Beneficial Ownership Limitation exceed 9.99% of the number of Class B Ordinary Shares outstanding immediately after giving effect to the issuance of Class B Ordinary Shares upon exercise of the Pre-Funded Warrants held by the Purchaser. For the avoidance of doubt, no Purchaser’s Beneficial Ownership Limitation will exceed 19.99% of the number of Class B Ordinary Shares outstanding immediately after giving effect to the issuance of Class B Ordinary Shares upon exercise of the Pre-Funded Warrants held by the Purchaser. In each case, the election to receive Pre-Funded Warrants is solely at the option of the Purchaser. The Purchaser shall deliver as instructed by the Company, via wire transfer, funds in cash and/or via transfer, funds in USDC, USDT and/or SOL, in each case, equal to the Purchaser’s Subscription Amount as set forth on the signature page hereto executed by the Purchaser. The Company shall deliver to the Purchaser its respective Shares and Warrants as determined pursuant to Section 2.2(a), and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall take place remotely by electronic transfer of the Closing documentation.

(a) The Subscription Amount shall, at the Purchaser’s sole election, be paid in either cash, USDC, USDT or SOL (or a combination thereof), in such amounts as indicated in Purchaser’s signature page of this Agreement. If Purchaser elects to pay all or a portion of the Subscription Amount in SOL, then the value of SOL shall be treated as functionally equivalent to U.S. dollars, with a fixed exchange rate of 1.00 SOL to US$233.2906. If Purchaser elects to pay all or a portion of the Subscription Amount in USDC or USDT then the value of USDC or USDT shall be treated as functionally equivalent to U.S. dollars, with a fixed exchange rate of 1.00 USDC to $1.00 and 1.00 USDT to $1.00, respectively. In respect of the Purchaser, the portion of the Subscription Amount to be paid in SOL, USDC or USDT shall be referred to as the “Non-Cash Amount”.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Irish Counsel and a legal opinion of Company US Counsel, each directed to the Placement Agent and the Purchaser, in a form reasonably acceptable to the Placement Agent and its counsel;

(iii) if the Subscription Amount is to be paid in cash, the Company shall have provided the Purchaser with the Company’s wire instructions executed by the Chief Executive Officer;

(iv) if the Subscription Amount is to be paid in SOL, USDC or USDT, the Company shall have provided the Purchaser with a wallet address;

(v) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, in book entry form (unless otherwise requested by the Purchaser), (A) a number of Shares equal to the Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of the Purchaser; (B) a number of Common Warrants equal to the Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of the Purchaser; and (C) as applicable, the proper number of Pre-Funded Warrants, registered in the name of the Purchaser receiving Pre-Funded Warrants.

(vi) a Common Warrant registered in the name of the Purchaser to purchase up to a number of Class B Ordinary Shares equal to the Purchaser’s Subscription Amount divided by the Per Share Purchase Price, with an exercise price per share equal to 150% of the Per Share Purchase Price, subject to adjustment as described therein;

(vii)  if applicable, a Pre-Funded Warrant registered in the name of the Purchaser to purchase up to a number of Class B Ordinary Shares equal to the portion of the Purchaser’s Subscription Amount applicable to Pre-Funded Warrants divided by the Per Pre-Funded Warrant Purchase Price, with an exercise price equal to US$0.05 per share, subject to adjustment as described therein; and

(viii) the Registration Rights Agreement and Strategic Advisor Agreement, each duly executed by the Company.

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser;

(ii) the Registration Rights Agreement duly executed by the Purchaser;

(iii) if the Subscription Amount is to be paid in cash, the Purchaser’s Subscription Amount by wire transfer to the account specified by the Company; and

(iv) if the Subscription Amount is to be paid in SOL, USDC or USDT, the Purchaser’s Subscription Amount by transfer of the Non-Cash Amount to the account specified by the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being satisfied or waived by the Company:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein, in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) the Company shall have notified, and received no objection from, the Stock Exchange;

(iii) the requisite shareholders of the Company shall have approved any necessary increase in the Company’s authorized share capital sufficient to consummate the transactions contemplated herein (the “Shareholder Approval”);

(iv) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(v) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being satisfied or, severally and not jointly, waived by the Purchaser:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) the Shareholder Approval;

(iii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iv) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(v) the Strategic Advisor Agreement shall have been duly executed by the Company and the Strategic Advisors, and shall continue to be effective as of the Closing Date;

(vi) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vii) from the date hereof to and including the Closing Date, trading in the Class B Ordinary Shares shall not have been suspended by the Commission or the Company’s principal Trading Market and to the knowledge of the Company, there shall have been no initiation or threatening of any proceedings for any of such purposes, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred after the date of this Agreement any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and as of the Closing Date (unless as of a specific date, in which case they shall be accurate as of such date):

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the SEC Reports or have otherwise been disclosed to the Purchaser by the Company. The Company owns, directly or indirectly, at least a majority of the share capital or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of share capital of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no Subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (or such equivalent concept to the extent such equivalent concept exists under the law of such jurisdiction), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective constitution, certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing (or such equivalent concept to the extent such equivalent concept exists under the law of such jurisdiction), as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document or the Strategic Advisor Agreement; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document or the Strategic Advisor Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”); provided that a change in the market price or trading volume of the Class B Ordinary Shares alone shall not be deemed, in and of itself, to constitute a Material Adverse Effect. No Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents or the Strategic Advisor Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents and the Strategic Advisor Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement, the Strategic Advisor Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the Strategic Advisor Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s constitution, certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization, approval, registration, license, qualification, certification, permit or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or regulatory authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the notice and/or additional listing application(s) to each applicable Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby; (iii) the registration statement required to be filed by the Registration Rights Agreement; (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, or the laws of Ireland; (v) the Shareholder Approval; and (vi) the filings required to be made pursuant to the Irish Companies Registration Office in connection with matters contemplated by the Transaction Documents (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Shares will be duly authorized upon Shareholder Approval and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents. The Pre-Funded Warrants are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents. The Pre-Funded Warrant Shares, when issued in accordance with the terms of the Pre-Funded Warrants, will be duly authorized upon Shareholder Approval, validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Common Warrants are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms free and clear of all Liens imposed by the Company. The Common Warrant Shares, when issued in accordance with the terms of the Common Warrants, will be duly authorized upon Shareholder Approval, validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Strategic Advisor Warrant Shares, when issued in accordance with the terms of the Strategic Advisor Warrants, will be duly authorized upon Shareholder Approval, validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company will have, upon Shareholder Approval, sufficient authorized share capital to issue the maximum number of Class B Ordinary Shares issuable pursuant to this Agreement, the Pre-Funded Warrants, the Common Warrants and the Strategic Advisor Warrants.

(g) Capitalization. The capitalization of the Company as of the date hereof is as set forth in Schedule 3.1(g) including the number of Class B Ordinary Shares owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as disclosed on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in Schedule 3.1(g) or as a result of the purchase and sale of the Securities (and the issuance of the Strategic Advisor Warrants and the issuance of the securities pursuant to the Concurrent Transaction Agreements), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Class B Ordinary Shares or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Class B Ordinary Shares or Class B Ordinary Share Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Class B Ordinary Shares or other securities to any Person (other than the Purchaser). The Company does not have any outstanding class of non-voting shares or any securities that are convertible into or exchangeable for any class of non-voting shares. There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as otherwise previously disclosed in Schedule 3.1(g) or pursuant to the Redemption Agreement, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding share capital of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Shareholder Approval, no further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities or the Class B Ordinary Shares underlying the Strategic Advisor Warrants. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board applied on a consistent basis during the periods involved (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements prepared in accordance with IFRS or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any of its share capital. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement and the entry into the Strategic Advisor Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), with respect to which could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. There is no Action that adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities. No director or officer of the Company or any Subsidiary is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty which could, if there were an unfavorable decision, reasonably result in such officer or director being deemed a “bad actor” under Rule 506(d)(1) of the Securities Act. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of clauses (i) through (iii), such as could not, have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. To the Company’s knowledge, the Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations, approvals, consents, registrations, licenses, qualifications, certifications and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with IFRS and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any facts that would preclude it from having valid license rights or clear title to the Intellectual Property Rights. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount, or in commercially reasonable amounts. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports and as contemplated by Concurrent Transaction Agreements, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of US$120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including share option agreements under any share option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. Except as otherwise disclosed in the SEC Reports, the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except as otherwise disclosed in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as otherwise disclosed in the SEC Reports, the Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. Except for the fees and expenses payable by the Company to the Placement Agent and the Strategic Advisors, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. Upon receipt of approval of the Stock Exchange, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended. However, no assurances can be given that a federal or state regulatory will agree with the Company’s interpretation and application of their regulations.

(w) Registration Rights. Except as disclosed in the SEC Reports and contained in Concurrent Transaction Agreements, other than to the Purchaser pursuant to the Registration Rights Agreement, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary that have not been waived, rendered moot, or are immaterial or are subject to lock-up agreements except as disclosed in the SEC Reports.

(x) Listing and Maintenance Requirements. The Class B Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Class B Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Class B Ordinary Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth in the SEC Reports, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Class B Ordinary Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, that is permitted to be taken under applicable law in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s constitution or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(z) Disclosure. Except for the material terms and conditions of the transactions contemplated by the Transaction Documents, the Strategic Advisor Agreement and the Concurrent Transaction Agreements, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information (other than knowledge of the transactions contemplated hereby, which will be publicly disclosed in a press release pursuant to Section 4.4. below). The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby and by the Strategic Advisor Agreement and the Concurrent Transaction Agreements, in writing or otherwise, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(aa) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(bb) Financial Condition. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Closing Date. All outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments, is set forth in the SEC Reports.

(cc) Indebtedness. The SEC Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of US$50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of US$50,000 due under leases required to be capitalized in accordance with IFRS. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(dd) Tax. Except for the matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local and all foreign tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The Company is not an “investment company” within the meaning of Section 351(e)(1) of the Code, subject to the proviso contained in the last sentence of Section 3(v).

(ee) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of “general solicitation” or “general advertising” (as such terms are defined in Regulation D under the Securities Act). Assuming the accuracy of the Purchaser’s representations and warranties under this Agreement, the Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

(ff) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(gg) Accountants. The Company’s independent registered public accounting firm is Reliant CPA PC. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act, and (ii) shall express its unqualified opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2025.

(hh) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company. The Company is current with respect to any fees owed to its accountants and lawyers that could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ii) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(jj) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(g) and 4.14 hereof), it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Purchaser, and counter-parties in “derivative” transactions to which the Purchaser is a party, directly or indirectly, presently may have a “short” position in the Class B Ordinary Shares and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Purchaser may engage in hedging activities (in compliance with applicable laws) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(kk) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent.

(ll) Cybersecurity. (i) To the Company’s knowledge, in the three (3) years before the date of this Agreement, there has been no unauthorized access, acquisition, or loss or disclosure of security breach or other compromise of the Company’s or any Subsidiary’s information in the possession or control of the Company or any Subsidiary; (ii) to the Company’s knowledge, the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of all information in their possession or control, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all (x) information in their possession or control and (y) their software, computer systems, and networks (collectively, “IT Systems and Data”); and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology for the IT Systems and Data consistent with commercially reasonable industry standards and practices.

(mm) [Reserved]

(nn) share Option Plans. Each share option or other equity award granted by the Company under the Company’s share option plan, or as an inducement grant outside of a share option plan, was granted (i) in accordance with the terms of the Company’s share option plan and (ii) with an exercise price at least equal to the fair market value of the Class B Ordinary Shares on the date such share option would be considered granted under IFRS and applicable law. No share option or other equity award granted under the Company’s share option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, share options or other equity award prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(oo) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the European Union, His Majesty’s Treasury, or other relevant sanctions authority.

(pp) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(qq) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”), or to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA or to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA or to regulation by the Federal Reserve.

(rr) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with any applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(ss) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.

(tt) Other Covered Persons. Other than the Placement Agent, the Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(uu) Notice of Disqualification Events. The Company will notify the Purchaser and the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person.

(vv) Foreign Private Issuer Status and F-3 Eligibility. The Company is a “foreign private issuer” (as defined in Rule 405 under the Securities Act) and a “foreign issuer” (as defined in Rule 902 of Regulation S under the Securities Act). The Company is eligible to use Form F-3 for registration of the Securities with the Commission under the Securities Act. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports as of the date hereof.

3.2 Representations and Warranties of the Purchaser. The Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. The Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for his, her or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell such Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser understands that the Company is not required to register the Securities except as set forth in the Registration Rights Agreement. The Purchaser understands that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Purchaser absent an effective registration statement under the Securities Act, except (i) to the Company or a Subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of clauses (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry statements representing the Securities shall contain a legend to such effect. As a result of these transfer restrictions, the Purchaser understands that it may not be able to readily resell, offer, pledge or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time.

(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act, (ii) a “qualified purchaser” as defined in the Securities Act or (iii) a “qualified institutional buyer” as defined in Rule 144A(a)(1) under the Securities Act.

(d) Experience of the Purchaser. Purchaser represents that (i) Purchaser was contacted regarding the sale of the Securities by the Placement Agent or the Company (or authorized representative thereof) and the Purchaser had a prior pre-existing relationship with the Company or the Placement Agent under the U.S. securities laws and interpretations, (ii) to the knowledge of the Purchaser, no Securities were offered or sold to it by means of any form of general solicitation, and the Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. The Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising” (as such terms are defined in Regulation D under the Securities Act), including, without limitation, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or the internet or broadcast over television or radio or the internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(f) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser further acknowledges and agrees that the information provided to the Purchaser was preliminary and subject to change, and that any changes to such information, shall in no way impact the Purchaser’s obligation to purchase the Securities hereunder. The Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided the Purchaser with any information, recommendation or advice with respect to the Securities nor is such information, recommendation or advice necessary or desired. Neither the Placement Agent nor any Affiliate of the Placement Agent has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate of the Placement Agent may have acquired non-public information with respect to the Company which the Purchaser agrees need not be provided to it. The Placement Agent and each of its members, directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or any Securities or the accuracy, completeness or adequacy of any information supplied to the Purchaser by the Company. In connection with the issuance of the Securities to the Purchaser, the Purchaser agrees and acknowledges that the Placement Agent is acting as the Company’s placement agent in connection with the transactions contemplated by this Agreement and none of the Placement Agent or any of its Affiliates has acted as a financial advisor or fiduciary to the Purchaser. The Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by the Placement Agent or any of its affiliates or any of its or their control persons, officers, directors and employees, in making its investment or decision to invest in the Company. The Purchaser acknowledges that the Purchaser has consulted with the Purchaser’s own legal, accounting, financial, regulatory and tax advisors, to the extent the Purchaser deemed appropriate to make an investment decision with respect to the Securities. The Purchaser agrees that none of the Placement Agent, its affiliates or any of its or their control persons, officers, directors or employees, shall be liable (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such person or entity), whether in contract, tort or otherwise, or have any liability or obligation to the Purchaser, or any person claiming through the Purchaser, pursuant to this Agreement or related to the private placement of the Securities, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted by any of them in connection with the Purchaser’s purchase of the Securities.

(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received information identifying the Company (excluding receipt by members of the Purchaser’s legal and compliance team serving in a ‘control room’ function) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(h) Office of Foreign Assets Control. Neither the Purchaser nor any of its affiliates, officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person (including individual or entity) that is the target or the subject of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities with competent jurisdiction, including, but not limited to those administered by the U.S. government through OFAC and the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, or the United Kingdom (including His Majesty’s Treasury of the United Kingdom) (collectively, “Sanctions”), (ii) a person or entity listed on the List of Specially Designated Nationals and Blocked Persons administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC, or any other any Sanctions-related list of sanctioned persons maintained by OFAC, the Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, or the United Kingdom (collectively, “Sanctions Lists”), (iii) organized, incorporated, established, located, resident or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic regions of Ukraine, as well as the non-controlled regions of the oblasts of Zaporizhzhia and Kherson or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) directly or indirectly owned or controlled (as ownership and control are defined and interpreted under applicable sanctions), or acting on behalf or at the direction of, any such person or persons described in any of the foregoing clauses (i) through (iv), except in each case as permitted under Sanctions laws; or (v) a non-U.S. institution that accepts currency for deposit and that has no physical presence in the jurisdiction in which it is incorporated or in which it is operating, as the case may be, and is unaffiliated with a regulated financial group that is subject to consolidated supervision (a “non-U.S. shell bank”) or providing banking services indirectly to a non-U.S. shell bank (collectively, (i) through (v), a “Prohibited Investor”). The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that the Purchaser is permitted to do so under applicable law. The Purchaser represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Purchaser maintains policies and procedures to ensure compliance with its obligations under the BSA/PATRIOT Act, and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-corruption and anti-money laundering-related laws administered and enforced by other governmental authorities with competent jurisdiction. The Purchaser also represents that it maintains policies and procedures reasonably designed to ensure compliance with Sanctions. The Purchaser further represents and warrants that, to its knowledge, (i) none of the funds held by the Purchaser and used to purchase the Securities are or will be derived from transactions directly or indirectly with or for the benefit of any Prohibited Investor, (ii) such funds are from legitimate sources and do not constitute the proceeds of criminal conduct or criminal property, (iii) such funds do not originate from and have not been routed through an account maintained at a non-U.S. shell bank; and (iv) it maintains policies and procedures reasonably designed to ensure the funds held by the Purchaser and used to purchase the Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor or from or through a non-U.S. shell bank.

(i) No Foreign Person. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Securities hereunder, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Securities hereunder.

(j) ERISA. If the Purchaser is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, the Purchaser represents and warrants that (i) it has not relied on the Company, the Placement Agent or any of their respective affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Securities, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Securities and (ii) the acquisition and holding of the Securities will not result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code.

(k) Subscription in SOL, USDC or USDT. If Purchaser is paying all or part of the Subscription Amount in SOL, USDC or USDT (i) Purchaser has all rights, title and interest in and to the SOL, USDC or USDT, as applicable, to be contributed by it to the Company pursuant to this Agreement, (ii) such SOL, USDC or USDT, as applicable, is held in a digital wallet held or operated by or on behalf of the Purchaser either by way of self-custody and/or at or by an appropriately regulated custodian and/or in accordance with industry-standard security practices (the “Purchaser Digital Wallet”) and neither such SOL, USDC nor USDT, as applicable, nor the Purchaser Digital Wallet is subject to any liens, encumbrances or other restrictions, (iii) Purchaser has taken commercially reasonable steps to safeguard its Purchaser Digital Wallet, the cryptographic private keys used to access its Purchaser Digital Waller, any log in credentials (if applicable) used to access and use the Purchaser Digital Wallet, and such SOL, USDC or USDT, as applicable, and (iv) Purchaser has the exclusive ability to control the Purchaser Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

(l) Taxes. Purchaser acknowledges (a) that Company makes no representation or warranty with respect to any tax implications of the Transaction to Purchaser; (b) Purchaser shall be solely and exclusively responsible for the payment of any and all taxes to Purchaser as a result of the Transaction; (c) [reserved]; (d) Purchaser has paid its own expenses, if any, incurred in connection with entering into this Agreement; and (e) Purchaser is not a party to any binding commitments and has no current plans or intention to sell the shares of the Company purchased pursuant to this Agreement.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. As a condition of transfer (other than pursuant to an effective Registration Statement or Rule 144), any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of the Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend or book entry notation on or with respect to any of the Securities substantially in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder.

(c) Certificates (or book entries) evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, (iii) if such Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares or Warrant Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall, at its expense, cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by the Purchaser, respectively. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if the Shares or Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares or Warrant Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Shares or Warrant Shares shall be issued free of all legends. The Company shall, at its expense, cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder or if reasonably required by the Purchaser. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate (or a request in the case of Shares or Warrant Shares held in book entry) representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate or evidence of book entry position representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for Securities (or evidence of book entry position) subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system as directed by the Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Class B Ordinary Shares as in effect on the date of delivery of a certificate or evidence of book entry position representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend. The Purchaser shall provide the Company written notice of a removal request (the “Request Notice”) at least two (2) Trading Days prior to delivery of the legended Share certificate.

(d) In addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each US$2,500 of Shares or Warrant Shares (based on the VWAP of the Class B Ordinary Shares on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), US$10 per Trading Day (increasing to US$20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date in which the legends for such Securities have not been removed (or, if later, four (4) days after the Request Notice date) until such certificate (or evidence of book entry position) is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Purchaser by the Legend Removal Date a certificate (or book entry notation) representing the Securities so delivered to the Company by the Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Purchaser purchases (in an open market transaction or otherwise) Class B Ordinary Shares to deliver in satisfaction of a sale by the Purchaser of all or any portion of the number of Class B Ordinary Shares, or a sale of a number of Class B Ordinary Shares equal to all or any portion of the number of Class B Ordinary Shares that the Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Class B Ordinary Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Shares or Warrant Shares that the Company was required to deliver to the Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Class B Ordinary Shares on any Trading Day during the period commencing on the date of the delivery by the Purchaser to the Company of the applicable Shares or Warrant Shares and ending on the date of such delivery and payment under this clause (ii).

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Furnishing of Information; Public Information.

(a) Until the time that no Purchaser owns Securities, the Company covenants to maintain the registration of the Class B Ordinary Shares under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities of the Purchaser may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the Purchaser’s other available remedies, the Company shall pay to that Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to US$1,000 per day of a Public Information Failure until the earlier of (a) the date such Public Information Failure is cured, and (b) such time that such public information is no longer required for that Purchaser to transfer the Shares or Warrant Shares pursuant to Rule 144. The payments to which the Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, other than during the pendency of any bona fide dispute over whether an alleged Public Information Failure has occurred, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Public Information Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities.

4.4 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby (including the entry into and the material terms of the Strategic Advisor Agreement), and (b) file a Report on Form 6-K, including the Transaction Documents as exhibits thereto (and a summary of the material terms of the Strategic Advisor Agreement) with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Placement Agent, in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Placement Agent, on the one hand, and the Purchaser or any of its Affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or the rules of any Trading Market, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement contemplated by this Agreement and (ii) the filing of the final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with the Purchaser regarding such disclosure.

4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Strategic Advisor Agreement and the Concurrent Transaction Agreements, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Purchaser (other than if the Purchaser who is then directors or officers of the Company if any) or its agents or counsel with any information that constitutes, or that the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to the Purchaser without the Purchaser’s consent, the Company hereby covenants and agrees that the Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Placement Agent, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Placement Agent, not to trade on the basis of such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously with the delivery of such notice file such notice with the Commission pursuant to a Report on Form 6-K. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Use of Proceeds. Except for US$7.0 million of the Net Proceeds to be used in connection with the redemption of Class A Ordinary Shares, the Company shall use the cash net proceeds from the sale of the Securities hereunder (the “Net Proceeds”) to fund the acquisition of SOL and the establishment of the Company’s SOL treasury operations, as provided in Section 4.18 hereof, as well as for working capital, general corporate purposes and to pay all transaction fees and expenses related thereto. The Company shall not use the Net Proceeds: (a) for the redemption of any Class B Ordinary Shares or Class B Ordinary Share Equivalents, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or OFAC regulations. Further, the Company shall maintain the Net Proceeds in a separate account and shall not commingle the Net Proceeds with any other proceeds received by the Company from any other financing or capital raising activities.

4.8 Indemnification of Purchaser and Strategic Advisors. Subject to the provisions of this Section 4.8, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons, as well as the Strategic Advisors and their respective affiliates (the “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or the Strategic Advisor Agreement, (b) any action instituted against the Purchaser Parties in any capacity (including the Purchaser Party’s status as an investor), or any of them or their respective Affiliates, by the Company or any shareholder of the Company who is not an Affiliate of the Purchaser Party, arising out of or relating to any of the transactions contemplated by the Transaction Documents or the Strategic Advisor Agreement, or (c) in connection with any registration statement of the Company providing for the resale by the Purchaser of the Shares or Warrant Shares issued and issuable upon exercise of the Warrants, the Company will indemnify the Purchaser Party, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding the Purchaser Party furnished in writing to the Company by the Purchaser Party expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith. For the avoidance of doubt, the indemnification provided herein is intended to, and shall also cover, direct claims brought by the Company against the Purchaser Parties; provided, however, that, in the case of any indemnification pursuant to clause (a) or (b) above, such indemnification shall not cover any loss, claim, damage or liability to the extent it is finally judicially determined to be attributable to the Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in any Transaction Document or any conduct by the Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct. If any action shall be brought against the Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and, except with respect to direct claims brought by the Company, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. The Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel to the Purchaser Party (which may be internal counsel), an actual conflict on any issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company may not settle, compromise or consent to the entry of any judgment in any pending or threatened action in which indemnification may be sought by they Purchaser Party hereunder (whether or not the Purchaser Party is an actual or potential party thereto), without the prior written consent of each the Purchaser Party (which will not be unreasonably delayed or withheld) unless such settlement, compromise or consent provides for an unconditional and irrevocable release of each the Purchaser Party from any and all liability arising out of such Claim. The Company will not be liable to the Purchaser Party under this Agreement for any settlement by the Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed. In addition, if the Purchaser Party takes actions to collect amounts due under any Transaction Documents or to enforce the provisions of any Transaction Documents, then the Company shall pay the costs incurred by the Purchaser Party for such collection, enforcement or action, including, but not limited to, attorneys’ fees and disbursements. The indemnification and other payment obligations required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation, defense, collection, enforcement or action, as and when bills are received or are incurred; provided, that if the Purchaser Party is finally judicially determined not to be entitled to indemnification or payment under this Section 4.8, the Purchaser Party shall promptly reimburse the Company for any payments that are advanced under this sentence. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of the Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9 Reservation of Class B Ordinary Shares. As of the date of Shareholder Approval, the Company will have and the Company shall, after such date, continue to have available at all times, free of preemptive rights, a sufficient number of Class B Ordinary Shares in its authorized share capital for the purpose of enabling the Company to issue Shares pursuant to this Agreement, Pre-Funded Warrant Shares issuable pursuant to any exercise of the Pre-Funded Warrants, Common Warrant Shares issuable pursuant to any exercise of the Common Warrants, and Strategic Advisor Warrant Shares issuable pursuant to any exercise of the Strategic Advisor Warrants.

4.10 Listing of Class B Ordinary Shares. The Company hereby agrees to use its reasonable best efforts to maintain the listing or quotation of the Class B Ordinary Shares on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares and Warrant Shares on such Trading Market and secure the listing of all of the Shares and Warrant Shares on such Trading Market as soon as reasonably practicable. The Company further agrees, if the Company applies to have the Class B Ordinary Shares traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Class B Ordinary Shares on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Class B Ordinary Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11 [Reserved].

4.12 Subsequent Equity Sales.

(a) From the date hereof until thirty (30) days after the Effective Date, neither the Company nor any Subsidiary or affiliate shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Class B Ordinary Shares or Class B Ordinary Share Equivalents or (ii) file any registration statement or amendment or supplement thereto, other than (A) a registration statement on Form S-8 in connection with any employee benefit plan or (B) the registration statement described in the Registration Rights Agreement; provided, however, the Company will be permitted to enter into a sales agreement with the Placement Agent and/or such other sales agents as the Company may designate providing for the sale of Class B Ordinary Shares in one or more “at-the-market” offerings, block trades, or similar primary offering transactions, and file any such related prospectus supplement(s) or registration statement(s) with the Commission in connection therewith.

(b) Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance.

4.13 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. In addition, the Company agrees that the terms and conditions extended to each Purchaser under this Agreement shall be no less favorable than the most favorable terms offered to any similarly situated Purchasers. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.14 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, the Purchaser will maintain the confidentiality of the existence and terms of this transaction (other than as disclosed to its legal and other representatives). Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates, or agents, including, without limitation, the Placement Agent, after the issuance of the initial press release as described in Section 4.4. Notwithstanding the foregoing, in the case of the Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.15 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of the Purchaser. The Purchaser acknowledges and agrees to promptly provide to the Company or its representatives any such information as may be reasonably requested so as to allow the Company to comply with the provisions of this Section 4.15.

4.16 Exercise Procedures. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of the Purchaser in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchaser to exercise their Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.17 Capital Changes. Until the one (1) year anniversary of the Closing Date, the Company shall not undertake a reverse or forward share split or reclassification of the Class B Ordinary Shares without the prior written consent of the Purchaser holding a majority in interest of the Shares, provided that no consent shall be required in the event the Company undertakes a reverse share split for purposes of maintaining the listing of the Class B Ordinary Shares on the Trading Market.

4.18 Treasury Reserve Policy. In connection with the Closing, the Company shall adopt a policy, under which the Company’s treasury reserve assets will consist of: (i) cash and cash equivalents and short-term investments that exceed working capital requirements; and (ii) SOL, which will serve as the primary treasury reserve asset of the Company on an ongoing basis, subject to market conditions.

4.19 Reliance. The Purchaser acknowledges that the Company and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties of the Purchaser contained in this Agreement; provided, however, that the foregoing clause of this Section 4.19 shall not give the Company any rights other than those expressly set forth herein. Prior to the Closing, the Purchaser agrees to promptly notify the Company and the Placement Agent if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Purchaser set forth herein are no longer accurate in all material respects. The Company acknowledges that the Purchaser and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties of the Company contained in this Agreement. Prior to the Closing, the Company agrees to promptly notify the Purchaser and the Placement Agent if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

ARTICLE V
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by the Purchaser, as to the Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the tenth (10th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. To the extent permitted by law, the Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser, as well as fees and expenses of the Strategic Advisors.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report on Form 6-K.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least fifty and one tenth percent (50.1%) in interest of the Shares based on the initial Subscription Amounts hereunder (or, prior to the Closing, the Company and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts the Purchaser (or group of Purchasers), the consent of at least fifty and one tenth percent (50.1%) in interest of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of the Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company. Notwithstanding the foregoing, no provision of this Agreement that references the Placement Agent may be amended, modified, terminated or waived in any manner that is adverse to the Placement Agent without the written consent of the Placement Agent.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser” (other than in respect of a transfer pursuant to an effective registration statement) or Rule 144.

5.8 Third-Party Beneficiaries. The Placement Agent shall be the third-party beneficiary of the representations, warranties and covenants of the Company in Section 3.1 and the representations, warranties and covenants of the Purchaser in Section 3.2, and its express rights set forth in Section 5.5 and this Section 5.8. This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would otherwise require the application of the laws of any other jurisdiction. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return or otherwise transfer to the Company (or the Company’s nominee) in accordance with applicable law any Class B Ordinary Shares subject to any such rescinded exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of the Purchaser’s right to acquire such shares pursuant to the Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Independent Nature of Purchaser’s Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by the Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser is in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through the legal counsel of the Placement Agent. The legal counsel of the Placement Agent does not represent the Purchaser and only represents the Placement Agent. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and the Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The Parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Class B Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Class B Ordinary Shares that occur after the date of this Agreement.

5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

brera holdings plc

By:
Name:
Title:

Address for Notice:

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[COMPANY SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________

Signature of Authorized Signatory of Purchaser: ________________________________
Name of Authorized Signatory: ________________________________
Title of Authorized Signatory: ________________________________
Email Address of Authorized Signatory: ________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount:	$_________________ (in USD) $_________________ (in USDC) $_________________ (in USDT) $_________________ (in SOL)

Shares: _________________

Pre-Funded Warrant Shares: _______________ Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

Common Warrants: _________________

EIN Number: _________________

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

Exhibit A

Registration Rights Agreement

A-1

Exhibit B

Form of Common Warrant

B-1

Exhibit C

Form of Pre-Funded Warrant

C-1